UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 18, 2007
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State of other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		Number)
151 East Cliff Road, Suite 10, Burnsville, Minnesota 55337
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Certificate of Designations
Investor Rights Agreement
Form of Warrant
Common Stock Warrant and Series D Preferred Stock Purchase Agreement

Item 1.01. Entry into a Material Definitive Agreement.
          On June 18, 2007, XATA Corporation (the “Company”) entered into a Common Stock Warrant and Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) with the Purchasers listed on the signature page thereto (the “Purchasers”), providing for the sale, in a private placement, of 1,566,580 shares of Series D Preferred Stock of the Company (the “Series D Preferred Stock”) and warrants to purchase 469,974 shares of Common Stock of the Company (the “Warrants”), resulting in gross proceeds to the Company of approximately $6.1 million (referred to herein as the “Equity Financing”). The Purchasers are funds affiliated with Trident Capital Inc. that also hold all of the Company’s issued and outstanding Series B Preferred Stock and Series C Preferred Stock.
          Under the Purchase Agreement, the Company is obligated to file one or more registration statements on Form S-3 to register with the SEC the resale by the Purchasers, from time to time, of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants.
          The Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
          On June 19, 2007, the Company closed the Equity Financing and in connection therewith entered into the Investor Rights Agreement, issued the Warrants and, on June 18, 2007, filed the Certificate of Designations, each as described below.
Investor Rights Agreement
          The Investor Rights Agreement, which is filed herewith as Exhibit 4.1 (the “Investor Rights Agreement”), provides the Purchasers with the following rights as holders of the Company’s Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock:
•	Right of First Refusal — Subject to certain exceptions, a right of first refusal to purchase any shares of stock or rights to acquire stock of the Company before the shares or rights can be offered or sold to third parties.

•	Voting Rights — The right to vote as a group on certain transactions and actions by the Company not in the ordinary course of business.

•	Consultation Rights — Consultation rights on matters relating to the termination of the Company’s President and/or Chief Executive Officer, and the selection of a replacement.

•	Information Rights — The right to receive information with respect to the Company’s annual, quarterly and monthly financial results, and its annual budget and business plans for each fiscal year.

•	Inspection Rights — The right to inspect the properties of the Company and discuss the affairs, finances and accounts of the Company with its officers.

Warrants
          The Company issued Warrants to purchase an aggregate of 469,974 shares of Common Stock, subject to anti-dilution adjustments in the event of stock splits and similar events. The exercise price of the Warrants is $3.83 per share, subject to anti-dilution adjustments as described above, and the Warrants are exercisable for 5 years from the date of issuance. The form of Warrant is filed herewith as Exhibit 4.2.
Certificate of Designations
          The Company filed the Certificate of Designations for Series D Preferred Stock (the “Certificate of Designations”), which is filed herewith as Exhibit 3.1. The Certificate of Designations provides the following rights and preferences of the Series D Preferred Stock:
•	Dividends — The Series D Preferred Stock is entitled to payment of dividends equivalent to any dividends paid on any other capital stock of the Company, except the Series B and Series C Preferred Stock.

•	Liquidation — In the event of a liquidation of the Company, the holders of Series D Preferred Stock will be entitled to receive, after the satisfaction in full of the liquidation preference of the holders of the Series B and Series C Preferred Stock, an amount equal to their purchase price per share of Series D Preferred Stock plus any accrued but unpaid dividends.

•	Conversion — The shares of Series D Preferred Stock are initially convertible into shares of Common Stock at a conversion price of $3.83 per share, subject to anti-dilution adjustments in the event of stock splits and similar events. Accordingly, each share of Series D Preferred Stock is initially convertible into one share of Common Stock. The conversion price is subject to anti-dilution adjustments in the event of stock splits and similar events. The number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock at any time is equal to the original issue price of such share, $3.83, divided by the conversion price then in effect.

•	Mandatory Redemption — At the request of holders of at least 60% of the Series D Preferred Stock, the Company must redeem the shares of Series D Preferred Stock, for the original issue price paid by the holders (subject to anti-dilution adjustments in the event of stock splits and similar events) plus any accrued but unpaid dividends, at any time after the first to occur of (a) June 19, 2012, (b) an acceleration event, including certain judgments against the Company, defaults or a bankruptcy event, or (c) a change in control of the Company. If the Company declines to redeem any shares of Series D Preferred Stock in the situation described by the preceding sentence, the Series D Preferred Stock will begin to bear cumulative dividends at the rate of 4% of the original issue price per annum.

•	Voting Rights — The Series D Preferred Stock generally votes with shares of Common Stock on an as-converted basis.
Item 3.02. Unregistered Sales of Equity Securities.
          On June 19, 2007, the Company sold 1,566,580 shares of Series D Preferred Stock and Warrants to purchase an aggregate of 469,974 shares of Common Stock in the Equity Financing discussed above. The Company received gross proceeds of approximately $6.1 million in the Equity Financing.

          The offers and sales of Series D Preferred Stock and Warrants were made to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and therefore are exempt from the registration requirements of the Securities Act.
          See Item 1.01 under “Certificate of Designations – Conversion” and “Warrants” for information on the number of shares of Common Stock issuable upon conversion or exercise of the Series D Preferred Stock and Warrants, which sections are incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On June 18, 2007, the Company filed the Certificate of Designations with the Minnesota Secretary of State. See Item 1.01 above under “Certificate of Designations” for a summary of the terms of the Certificate of Designations, which is incorporated herein by reference. The filing of the Certificate of Designations is not considered an amendment of the Company’s articles of incorporation under applicable corporate law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
3.1	Certificate of Designations for Series D Preferred Stock dated June 18, 2007.

4.1	Investor Rights Agreement dated as of June 19, 2007 by and among XATA Corporation, Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P. and Trident Capital Parallel Fund-V, C.V.

4.2	Form of Warrant issued to Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P. and Trident Capital Parallel Fund-V, C.V. on June 19, 2007.

10.1	Common Stock Warrant and Series D Preferred Stock Purchase Agreement dated as of June 18, 2007 by and among XATA Corporation, Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P. and Trident Capital Parallel Fund-V, C.V.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XATA CORPORATION

Date: June 22, 2007	By	/s/ Mark E. Ties

Mark E. Ties
Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
3.1	Certificate of Designations for Series D Preferred Stock dated June 18, 2007.	Electronic Transmission

4.1	Investor Rights Agreement dated as of June 19, 2007 by and among XATA Corporation, Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P. and Trident Capital Parallel Fund-V, C.V.	Electronic Transmission

4.2	Form of Warrant issued to Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P. and Trident Capital Parallel Fund-V, C.V. on June 19, 2007.	Electronic Transmission

10.1	Common Stock Warrant and Series D Preferred Stock Purchase Agreement dated as of June 18, 2007 by and among XATA Corporation, Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P. and Trident Capital Parallel Fund-V, C.V.	Electronic Transmission